UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2010
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)
13111 Northwest Freeway, Suite 600 Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

As previously reported, Luby's, Inc. (the "Company") will purchase substantially all of the assets of Fuddruckers, Inc., Magic Brands, LLC and certain of their affiliates (collectively, "Fuddruckers") for approximately $61 million of cash.  The Company will also assume certain of Fuddruckers' obligations, real estate leases and contracts and will pay an additional $2.45 million of cash if it does not assume certain specified contracts.  The Company will fund the purchase from cash and an expansion of its credit facility.

On June 23, 2010, the United States Bankruptcy Court for the District of Delaware approved the sale of substantially all of the assets of Fuddruckers to the Company.

On June 23, 2010, the Company entered into an asset purchase agreement (the "Agreement") with Fuddruckers.  The Company and Fuddruckers have made customary representations, warranties and covenants in the Agreement, which is subject to termination by either the Company or Fuddruckers upon the occurrence of specified events.  The transaction is expected to close on or before July 26, 2010, subject to the satisfaction or waiver of various conditions.  The foregoing description of the terms of the Agreement is qualified in its entirety by reference to such Agreement, which is filed with this report as Exhibit 10.1.

The Agreement has been filed with this report to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or Fuddruckers.  The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to important limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Forward-Looking Statements

This report contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements contained in this report, other than statements of historical fact, are "forward-looking statements" for purposes of these provisions, including statements regarding the Company's plans to acquire substantially all of the assets of Fuddruckers, Inc., Magic Brands, LLC and certain of their affiliates and the timing of the closing.  These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, and there can be no assurance that the Company will be able to consummate the acquisition on the terms described or at all.  Factors that might cause or contribute to such differences include, but are not limited to, the failure of Fuddruckers to satisfy the closing conditions and the risk factors detailed in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q that the Company files with the Securities Exchange Commission ("SEC") from time to time.  The Company's SEC filings are available from the Company and are also available at the SEC's website at http://www.sec.gov.  In addition, factors that the Company is not currently aware of could harm the Company's future operating results.  You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company undertakes no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this report.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibit is filed herewith:

Exhibit
Number	Description

10.1
Asset Purchase Agreement, dated as of June 23, 2010, by and among Luby's, Inc., Fuddruckers, Inc., Magic Brands, LLC, Atlantic Restaurant Ventures, Inc., R. Wes, Inc., Fuddruckers of Howard County, LLC and Fuddruckers of White Marsh, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2010	LUBY'S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Asset Purchase Agreement, dated as of June 23, 2010, by and among Luby's, Inc., Fuddruckers, Inc., Magic Brands, LLC, Atlantic Restaurant Ventures, Inc., R. Wes, Inc., Fuddruckers of Howard County, LLC and Fuddruckers of White Marsh, LLC.